Exhibit 4

The Depository Trust Company
A subsidiary of The Depository Trust & Clearing Corporation

MEDIUM-TERM NOTE – MASTER NOTE

, 20

(Date of Issuance)

American Express Credit Corporation (“Issuer”), a corporation organized and existing under the laws of the State of Delaware, for value received, hereby promises to pay to Cede & Co. or its registered assigns (i) on each principal payment date, including each amortization date, redemption date, repayment date, maturity date, and extended maturity date as applicable, of each obligation identified on the records of Issuer (which records are maintained by The Bank of New York Mellon (“Paying Agent”)) as being evidenced by this Master Note, the principal amount then due and payable for each such obligation, and (ii) on each interest payment date, if any, the interest then due and payable on the principal amount for each such obligation. Payment shall be made by wire transfer of United States dollars to the registered owner, or in immediately available funds or the equivalent to a party as authorized by the registered owner and in the currency other than United States dollars as provided for in each obligation, by Paying Agent without the necessity of presentation and surrender of this Master Note.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF.

          This Master Note is a valid and binding obligation of Issuer.

IN WITNESS WHEREOF, Issuer has caused this instrument to be duly executed under its corporate seal.

ATTEST:

AMERICAN EXPRESS CREDIT CORPORATION

(Signature)		(Issuer)

By:

(Authorized Signature)

THE BANK OF NEW YORK MELLON

[Seal]		(Trustee)
By:

(Authorized Signature)

(Reverse Side of Note)

This Master note evidences indebtedness of Issuer of a single Series InterNotes (R) / (Series Designator) and Rank direct, unsecured, senior obligations ranking equally with Issuer’s other senior unsecured debt (the “Debt Obligation”), all issued or to be issued under and pursuant to an Indenture dated as of June 9, 2006, as amended (the “Indenture”), duly executed and delivered by Issuer to The Bank of New York Mellon, as trustee (“Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties, and immunities thereunder of Trustee and the rights thereunder of the holders of the Debt Obligations. As provided in the Indenture, the Debt Obligations may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption and repayment provisions, if any, may be subject to different sinking, purchase, or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. The Debt Obligations aggregated with any other indebtedness of Issuer of this Series are limited (except, as provided in the Indenture) to the principal amount of $ unlimited designated as InterNotes (R) of Issuer Due 9 months or more From Date of Issue.

          No reference herein to the Indenture and no provision of this Master Note or of the Indenture shall alter or impair the obligation of Issuer, which is absolute and unconditional to pay the principal of, premium, if any, and interest, if any, on each Debt Obligation at the times, places, and rates, and in the coin or currency, identified on the records of Issuer.

          At the request of the registered owner, Issuer shall promptly issue and deliver one or more separate note certificates evidencing each Debt Obligation evidenced by this Master Note. As of the date any such note certificate or certificates are issued, the Debt Obligations which are evidenced thereby shall no longer be evidenced by this Master Note.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

(Name, Address, end Taxpayer Identification Number of Assignee)

the Master Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________________

attorney to transfer said Master Note on the books of Issuer with full power of substitution in the premises.

Dated:	(Signature)

Signature(s) Guaranteed:	NOTICE: The signature on this assignment must correspond with the name as written upon the face of this Master Note, in every particular, without alteration or enlargement or any change whatsoever.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

AMERICAN EXPRESS CREDIT CORPORATION

RIDER TO MASTER NOTE DATED      , 20

AMERICAN EXPRESS CREDIT CORPORATION INTERNOTES®

                    This rider forms a part of and is incorporated into the Master Note dated    , 20 of American Express Credit Corporation (the “Company”) registered in the name of Cede & Co., or its registered assigns, evidencing the Company’s InterNotes® (the “Notes”).

                    REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF SUCH MASTER NOTE (TOGETHER WITH THIS RIDER HEREIN REFERRED TO AS THIS “MASTER NOTE”) SET FORTH IN THE RECORDS OF THE COMPANY MAINTAINED BY THE TRUSTEE, WHICH RECORDS CONSIST OF THE PRICING SUPPLEMENT(S) TO THE PROSPECTUS SUPPLEMENT DATED APRIL 23, 2010 AND PROSPECTUS DATED JUNE 16, 2009, AS EACH OF THE SAME MAY BE AMENDED, RESTATED OR SUPPLEMENTED, RELATING TO EACH ISSUANCE OF NOTES, AS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH HEREIN.

                    THIS MASTER NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

InterNotes® is a registered servicemark of Incapital Holdings LLC

1

OPTION TO ELECT REPAYMENT

          The undersigned hereby irrevocably requests and instructs the Company to repay $_____________ principal amount of the Notes, pursuant to their terms, at a price equal to 100% of the principal amount to be repaid, together with interest to the date fixed for repayment, to the undersigned at:

(Please Print or Type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, new Notes representing the remaining principal amount of Notes not repaid.

          For this Option to Elect Repayment to be effective, the Option to Elect Repayment duly completed must be received by the Paying Agent in the Borough of Manhattan, the City and State of New York, located initially at 101 Barclay Street - Floor 8W, New York, NY 10286, at least 30 days but not more than 60 days prior to the date fixed for repayment.

          If less than the entire principal amount of Notes is to be repaid, specify the portion thereof (which shall be increments of U.S.$1,000 provided that any remaining principal hereof shall be at least U.S.$1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be at least U.S.$1,000 or an integral multiple of U.S.$1,000 in excess thereof) of the Notes to be issued to the Holder for the portion of the Notes not being repaid (in the absence of any such specification, the Notes will be issued for the portion not being repaid):

Dated:

[Signature Page Follows]

2

Signature:

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.